Exhibit 99.1

  ITALK TO ACCELERATE GROWTH STRATEGY IN MULTI-BILLION DOLLAR SMARTPHONE SECTOR

FT. LAUDERDALE, Fla., April 19, 2013 /PRNewswire/ -- iTalk Inc. (TALK) (TALK) ("iTalk" or the "Company") announced today that it has begun to move forward with an accelerated growth strategy. The Company's premier commercial product, the iTalk Sleeve, is positioned to revolutionize the smartphone sector by creating a powerful low-cost alternative to currently available expensive smartphones.

"We are very pleased to be about to enter a new phase of our business plan that will see the Company move from product development and into product sales and marketing," stated David F. Levy, Chief Executive Officer of iTalk Inc. "Our innovative wireless products and services have been designed to enable every cellular and wireless customer to reduce their hardware costs and lower their monthly bill while maintaining the highest level of technology and service quality. We look forward to launching our first commercial smartphone hardware technology and Mobile Apps in the very near future."

iTalk's mission is to create a financially self-sustainable company through organic growth and also through strategic acquisitions. iTalk intends to make acquisitions that will accelerate growth by identifying and then acquiring well-managed companies with strong subscriber bases and solid financials. These strategic acquisitions should enable iTalk to grow rapidly, and allow it to market its innovative products and services to a growing list of subscribers. iTalk fully expects to market its products to the 200 million users that have recently purchased iPods, iPads and iPhones.

The Company intends to focus on the marketing and sales of prepaid and postpaid enhanced mobile broadband and telecommunications services to targeted groups of retail subscribers; individual consumers, businesses, and government. The Company also intends to use a variety of sales channels to attract new subscribers of enhanced mobile broadband services and telecommunications, including:

- direct telesales through representatives whose efforts focus on marketing and selling to consumers, businesses, and government;

- major distribution network partners, brick and mortar retail stores, local and national non-affiliated dealers, independent contractors, focusing on sales to the consumer market and businesses; and

- Subscriber convenient channels, such as web sales, with a focus on commission based programs through affiliate marketing, email marketing, and strategic partnerships.

iTalk marketing efforts will also involve traditional print and television advertising, as well as web-based strategies such as Search Engine Optimization
(SEO), Search Engine Marketing (SEM), Cost Per Mile (CPM) advertising, Pay Per Click (PPC) advertising, paid placements, email marketing, and social media advertising. The Company intends to expand and maintain top tier strategic partnerships, reseller and affiliate relationships, public relations, and online marketing efforts to promote our lines of business.

Mr. Levy concluded, "Our new iTalk Sleeve and its related mobile apps are set to potentially change the way people use their iPhones, iPads, and iPods as personal and businesses communication tools. I anticipate that further details regarding the iTalk Sleeve launch plans will be released in the next few days."
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ABOUT ITALK

iTalk, Inc., is a Wireless Technology Value Added Reseller (VAR) formed to develop and launch new technology and products in the global communications market. The Company provides wholesale and retail telecommunications services, and products worldwide. The Company's shares are listed on the OTCBB and OTCQB markets under the trading symbol TALK.

FOR FURTHER INFORMATION REGARDING ITALK INC., CONTACT:

ITALK INC. - INVESTOR RELATIONS DEPT.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward- looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.